                                                                   EXHIBIT 12
                                                                   (PAGE 1 0F 2)
                         MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (Amounts in thousands, except ratios)

                                  (Unaudited)

                                                 FOR THE
                                           THREE MONTHS ENDED                    FOR THE YEARS ENDED DECEMBER 31,(a)
                                        ------------------------    -------------------------------------------------------------
                                         March 31,    March 31,
                                           1999         1998          1998         1997          1996         1995         1994
                                         ---------    ---------     --------     ---------     --------     --------     --------
EARNINGS AVAILABLE FOR FIXED
 CHARGES:
  Income (loss) before income taxes,
   cumulative effect of changes in
   accounting principles and
   extraordinary items                   $(25,008)     $17,756      $465,063     $425,082      $536,756     $504,668     $362,157
  Less (plus) minority interest and
    undistributed income (loss)
    of less-than-majority-owned
    affiliates, net                           256           (5)         (165)        (144)          303          (36)        (649)
  Add:
     Interest expense                      24,858       16,392       110,833       90,130       100,226      102,983       87,071
     Appropriate portion of rents(b)        3,831        3,947        16,262       17,665        19,527       19,450       16,224
                                         --------      -------      --------     ---------     --------     --------     --------

 Earnings available for fixed charges    $  3,937      $38,090      $591,993     $532,733      $656,812     $627,065     $464,803
                                         ========      =======      ========     ========      ========     ========     ========

FIXED CHARGES:
  Interest expense                       $ 24,858      $16,392      $110,833     $ 90,130      $100,226     $102,983     $ 87,071
  Capitalized interest                         36            -           993          991         1,789          693          285
  Appropriate portion of rents(b)           3,831        3,947        16,262       17,665        19,527       19,450       16,224
                                         --------     --------      --------     ---------     --------     --------     --------

  Fixed charges                          $ 28,725      $20,339      $128,088     $108,786      $121,542     $123,126     $103,580
                                         ========      =======      ========     ========      ========     ========     ========

Ratio of earnings to fixed charges           0.14 X       1.87 X        4.62 X       4.90 X        5.40 X       5.09 X       4.49 X
                                         ========      =======      ========     ========      ========     ========     ========

(a) The ratio of earnings to fixed charges for 1994 through 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

                                                                   EXHIBIT 12
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                     (Amounts in thousands, except ratios)

                                  (Unaudited)

                                                 FOR THE
                                           THREE MONTHS ENDED                    FOR THE YEARS ENDED DECEMBER 31,(a)
                                        ------------------------    -------------------------------------------------------------
                                         March 31,    March 31,
                                           1999         1998          1998         1997          1996         1995         1994
                                         ---------    ---------     --------     ---------     --------     --------     --------
EARNINGS AVAILABLE FOR FIXED
   CHARGES:
  Income (loss) before income taxes,
   cumulative effect of changes in
   accounting principles and
   extraordinary items                   $(25,008)     $17,756      $465,063     $425,082      $536,756     $504,668     $362,157
  Less (plus) minority interest and
     undistributed income (loss)
     of less-than-majority-owned
     affiliates, net                          256           (5)         (165)        (144)          303          (36)        (649)
  Add:
     Interest expense                      24,858       16,392       110,833       90,130       100,226      102,983       87,071
     Appropriate portion of rents(b)        3,831        3,947        16,262       17,665        19,527       19,450       16,224
                                         --------      -------      --------     --------      --------     --------     --------

 Earnings available for fixed charges    $  3,937      $38,090      $591,993     $532,733      $656,812     $627,065     $464,803
                                         ========      =======      ========     ========      ========     ========     ========

FIXED CHARGES:
  Interest expense                       $ 24,858      $16,392      $110,833     $ 90,130      $100,226     $102,983     $ 87,071
  Capitalized interest                         36            -           993          991         1,789          693          285
  Dividends - Series B preferred stock          -            -             -        2,537         3,406        3,200        2,157
  Dividends - Series C preferred stock      1,990        1,990         7,960        7,968         3,985            -            -
  Dividends - Series F preference stock         -            -             -            -             -        3,342        4,689
  Appropriate portion of rents(b)           3,831        3,947        16,262       17,665        19,527       19,450       16,224
                                         --------      -------      --------     --------      --------     --------     --------

  Fixed charges                          $ 30,715      $22,329      $136,048     $119,291      $128,933     $129,668     $110,426
                                         ========      =======      ========     ========      ========     ========     ========

Ratio of earnings to combined fixed
 charges and preferred stock dividends       0.13 X        1.71 X       4.35 X       4.47 X        5.09 X       4.84 X       4.21 X
                                         ========      ========     ========     ========      ========     ========     ========

(a) The ratio of earnings to combined fixed charges and preferred stock dividends for 1994 through 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.